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                                                                     Exhibit 4.4



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                         CITIZENS COMMUNICATIONS COMPANY

                                       AND

                            THE CHASE MANHATTAN BANK,

                                   AS TRUSTEE

                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF JUNE __, 2001 TO

                                SENIOR INDENTURE

                            DATED AS OF MAY 23, 2001






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            SECOND SUPPLEMENTAL INDENTURE, dated as of June __, 2001 (this
"SUPPLEMENTAL INDENTURE"), between CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "ISSUER" or the "COMPANY"), and THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE").

                              W I T N E S S E T H :
                              - - - - - - - - - -


            WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of May 23, 2001 (the "INDENTURE"), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the "SECURITIES");

            WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities (the "NOTES") to be issued under the Indenture in an aggregate principal amount of up to $460,000,000, which may be authenticated and delivered as provided in the Indenture;

            WHEREAS, the Issuer desires to supplement and amend the provisions of the Indenture to issue the Notes;

            WHEREAS, Section 8.1 of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of establishing the forms and terms of Securities of any series as permitted by Sections 2.1 and 2.3 of the Indenture or making certain provisions in the Indenture which the Issuer deems necessary or desirable, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding;

            WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and

            WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized;

            NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

            SECTION 1. DEFINITIONS.

            1.1 Unless the context otherwise requires:

            (a) A term not defined herein that is defined in the Indenture has the same meaning when used in this Supplemental Indenture;
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                                                                               2


            (b) A term defined anywhere in this Supplemental Indenture has the same meaning throughout;

            (c) A reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

            (d) The following terms have the meanings given to them in the Warrant Agreement (also referred to as the Purchase Contract Agreement): (i) Additional Remarketing; (ii) Authorized Newspaper; (iii) Benchmark Treasury;
(iv) Cash Settlement; (v) Depositary; (vi) Depositary Participant; (vii) Equity Units; (viii) Failed Final Remarketing; (ix) Failed Initial Remarketing; (x) Final Remarketing; (xi) Final Remarketing Date; (xii) Global Certificate; (xiii) Initial Remarketing; (xiv) Initial Remarketing Date; (xv) Purchase Contract;
(xvi) Quotation Agent; (xvii) Redemption Amount; (xviii) Redemption Price; (xix) Reset Effective Date; (xx) Remarketing Agent; (xxi) Remarketing Agreement;
(xxii) Reset Announcement Date; (xxiii) Reset Agent; (xxiv) Reset Effective Date; (xxv) Reset Rate; (xxvi) Successful Initial Remarketing; Treasury Equity Unit; (xxvii) Successful Initial Remarketing;(xxviii) Two-Year Benchmark Treasury;(xxix) Warrant Agent; and (xxx) Warrant Settlement Date.

            1.2 Unless the context otherwise requires, the following terms shall have the following meanings:

            "APPLICABLE PRINCIPAL AMOUNT" means either (1) if the Tax Event Redemption Date occurs prior to the Warrant Settlement Date, the aggregate principal amount of Notes that are part of the Equity Units on the Tax Event Redemption Date or (2) if the Tax Event Redemption Date occurs on or after the Warrant Settlement Date, the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "CAPITAL STOCK" means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated) of or in such entity's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

            "CUSTODIAN" means The Chase Manhattan Bank, as custodian of the Notes on behalf of the Depositary.

            "CUSTODIAL AGENT" means the Bank of New York, as custodial agent under the Pledge Agreement.

            "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "DEPOSITARY" means The Depository Trust Company or any other depositary from time to time specified pursuant to the Indenture.
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                                                                               3


            "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 4 hereof, substantially in the form of Exhibit A hereto.

            "GLOBAL NOTES" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit B hereto.

            "GLOBAL NOTE LEGEND" means the legend set forth in Section 4.3 that is required to be placed on all Global Notes issued under this Supplemental Indenture.

            "INDIRECT PARTICIPANT" means a person who holds a beneficial interest in a Global Note through a Participant.

            "ISSUE DATE" means the date on which the Notes are originally issued under this Supplemental Indenture.

            "PARTICIPANT" means a person who has an account with the Depositary.

            "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the date hereof, among The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent and The Chase Manhattan Bank, as Warrant Agent.

            "QUOTATION AGENT' means any primary U.S. government securities dealer selected by the Issuer. At the date of this Supplemental Indenture, it is anticipated that Morgan Stanley & Co. Incorporated will be the quotation agent.

            "REDEMPTION AMOUNT" means, prior to the Warrant Settlement Date, for each Note, the product of the principal amount of such Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount and means, after the Warrant Settlement Date, the principal amount of such Note.

            "REGISTRAR" means the registrar specified from time to time pursuant to Section 3.2 of the Indenture.

            "REMARKETING" means the remarketing of the Notes pursuant to the Remarketing Procedures.

            "REMARKETING PROCEDURES" has the meaning set forth in the Remarketing Agreement.

            "RESTRICTED PAYMENT" means any of the following:

                  (A) the declaration or payment of any dividend or any other distribution on Capital Stock of the Issuer; and

                  (B) the purchase, redemption, or other acquisition or
            retirement for value or the making of a liquidation payment of any Capital Stock of the Issuer.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.
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                                                                               4


            "SUBSIDIARY" means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests (including joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled directly or indirectly, by the Issuer or one or more of the Subsidiaries of the Issuer or any combination thereof.

            "TAX EVENT" means the receipt by the Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Notes, there is more than an insubstantial increase in the risk that interest payable by the Issuer on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes.

            "TREASURY PORTFOLIO" means, with respect to the applicable principal amount of Notes, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of U.S. treasury securities that mature on or prior to August 16, 2004 in an aggregate amount at maturity equal to the applicable principal amount and (b) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. treasury securities that mature on or prior to such date in aggregate amount at maturity equal to the aggregate interest payment that would be due on the applicable principal amount of the Notes on such date.

            "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City, a "primary treasury dealer", to the quotation agent, as defined below, on the third business day preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

            "WARRANT AGREEMENT" (also referred to as the "PURCHASE CONTRACT AGREEMENT") means the Warrant Agreement, dated as of the date hereof, between the Issuer and The Chase Manhattan Bank, as Warrant Agent.

            SECTION 2. TERMS AND CONDITIONS OF THE SECURITIES.

            There is hereby authorized the following new series of Notes:

            2.1 ___% NOTES DUE _________ 2006.

            (a) ___% Notes due _________ 2006 are hereby authorized and designated as the "_____% Notes due _________ 2006".
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                                                                               5


            (b) The ___% Notes due _________, 2006 shall be in an aggregate principal amount of up to $___,000,000 and shall bear interest initially at a rate of ___% per annum, shall mature on _________, 2006 and are subject to optional redemption, in whole or in part, at any time prior to the stated maturity date thereof pursuant to the terms set forth in the form of Note attached hereto. The interest rate payable upon the Note may be reset as described in Section 8.

            (c) The date from which interest will accrue on the ___% Notes due __________, 2006, the interest payment dates of the ___% Notes due _________, 2006, the record date with respect to each payment of interest on the ___% Notes due _________, 2006 and all other terms of the ___% Notes due __________, 2006 are set forth in the form of Note attached hereto.

            2.2 ISSUANCE OF ADDITIONAL SECURITIES. The Issuer shall be permitted to amend this Supplemental Indenture in order to increase the aggregate principal amount of Notes of any series that may be issued hereunder without the consent of the Holders of Notes of any series so affected.

            SECTION 3. FORM OF NOTES.

            FORM OF NOTES. So long as any Notes are part of Equity Units, they shall be issued in the form of Definitive Notes. Notes that are no longer part of Equity Units shall be issued in the form of Global Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian of the Global Notes, in accordance with instructions given by the Holder thereof as required by Section 4 hereof.

            SECTION 4. TRANSFER AND EXCHANGE.

            Notwithstanding any provisions to the contrary set forth in Article Two of the Indenture, the following terms and conditions shall govern the transfer and exchange of the Notes.

            4.1 TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) a Default or Event of Default hall have occurred and be continuing with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Every Note authenticated and delivered in exchange for, or

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                                                                               6


in lieu of, a Global Note or any portion thereof, pursuant to this Section 4 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 4, HOWEVER, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.2.

            4.2 TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture, as supplemented by this Supplemental Indenture, and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable:

            (a) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to register the transfers described in this Section 4.2(a).

            (b) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.2(a) above, the transferor of such beneficial interest must deliver to the Depositary either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note, or in another Global Note in the case of an exchange, in an amount equal to the beneficial interest to be transferred or exchanged and
      (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, as supplemented by this Supplemental Indenture, and the Notes or otherwise applicable under the Securities Act, the Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.4 hereof.

            4.3 LEGEND. Each Global Note issued under this Supplemental Indenture shall bear a legend on the face of the Global Note in substantially the following form:

            "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN

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                                                                               7


            AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            4.4 CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time is all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Custodian in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase. To the extent that the Trustee has received notice from the Collateral Agent that any Notes are no longer part of Equity Units, there shall be noted by the Custodial Agent, upon receipt of instructions from the Trustee, on the Definitive Note issued to the Warrant Agent a reduction in principal amount equal to the aggregate principal amount of such Notes (the "Reduced Principal Amount") and there shall be noted by the Custodial Agent, upon receipt of instructions from the Trustee, on the Global Note issued to DTC an increase in principal amount equal to the Reduced Principal Amount.

            SECTION 5.

            5.1 In connection with the Notes (and for the avoidance of doubt, not in connection with any other series of notes issued under the Indenture, unless set forth by the supplemental indenture related thereto), Section 9.1 of the Indenture is hereby amended by deleting such section in its entirety and replacing it with the following:

            "LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Issuer will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or

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      substantially all of its assets (including, without limitation, by way of liquidation or dissolution), in any one transaction or in a series of related transactions, to any other corporation (in each case other than in a transaction in which the Issuer is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

            (i) the entity formed by or surviving such consolidation or merger (if other than the Issuer), or to which such sale, lease, conveyance or other disposition will be made (collectively, the "Successor"), is a corporation, limited liability company or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor expressly assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Issuer under the Notes and the Indenture, and

            (ii) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default has occurred and is continuing.

      The foregoing provisions shall not apply to the disposition by the Issuer of any or all of the assets that are identified in the Issuer's March 31, 2001 financial statements as discontinued operations or assets held for sale or the disposition of Electric Lightwave, Inc."

            5.2 In addition to the covenants set forth in Article Three of the Indenture, the following additional covenant will apply to the Issuer in connection with the Notes.

            LIMITATIONS ON RESTRICTED PAYMENTS. The Issuer will not directly or indirectly, make any Restricted Payment unless no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment.

      The foregoing provisions shall not prohibit:

            (i) the declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto;

            (ii) a reclassification of Capital Stock or exchange or conversion of one class or series of the Issuer's Capital Stock for another class or series of the Issuer's Capital Stock;

            (iii) the purchase of fractional interests in shares of the Issuer's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; and

            (iv) the declaration of dividends or distributions in the Issuer's Capital Stock.

            SECTION 6.

            6.1 If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Notes, redeem the

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                                                                               9


Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event, at a price equal to, for each Note, the Redemption Amount, plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Date") or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Tax Event Redemption Date.

            6.2 If a Tax Event occurs prior to the Warrant Settlement Date, the redemption price payable in liquidation to the Equity Unit holders' interests in the Notes will be distributed to the Securities Intermediary, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury Portfolio on behalf of the holders of the Equity Units and to remit the remaining portion, if any, of such redemption price to the Warrant Agent for payment to the holders of the Equity Units. Thereafter, the applicable ownership interest of the Treasury Portfolio (clause (A)) will be substituted for the Notes and will be pledged to the collateral agent to secure the Equity Unit holders' obligations to purchase the Issuers common stock under the related warrant.

            6.3 If a Tax Event occurs after the Warrant Settlement Date, the Treasury Portfolio will not be purchased and the proceeds will be distributed to the Warrant agent for payment to the holders of Equity Units. Regardless of whether before the Warrant Settlement Date, if a tax event redemption occurs, holders of Notes that are not part of the Equity Units will directly receive proceeds from the redemption of the Notes.

            6.4 Except as provided in this Section 6.1, the Company will have no right to redeem the Notes.

            6.5 The Notes will not be subject to a sinking fund provision.

            SECTION 7. AGREED TAX TREATMENT

            7.1 Each Note issued hereunder shall provide that each of the Company and, by its acceptance of a Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Note (i) intends that such Note constitutes indebtedness and agrees to a treat such Note as indebtedness for United States federal, local and state tax purposes, (ii) agrees to treat such Note as indebtedness subject to Treas. Reg. Section 1.1275-4 (the "Contingent Debt Regulations") and to be bound by the Company's determination of the "comparable yield" and "projected payment schedule", within the meaning of the Contingent Debt Regulations, with respect to such Note. For purposes of the foregoing, the Company's determination of the "comparable yield" is _____ per annum, compounded quarterly and the Company's determination of the "projected payment schedule" is $________ for the period ending on August 17, 2001, $_______ for each quarter ending on or prior to the date that is three Business Days following a Successful Initial Remarketing and $_______ for each quarter ending after such date not including the payment of principal at maturity. A holder may also obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: 3 High Ridge Park, Stamford, CT 06905.

            SECTION 8. REMARKETING8.1 INITIAL REMARKETING PROCEDURES

            (a) The Company shall request, (i) in the case of the first Initial Remarketing on the third Business Day immediately preceding May 17, 2004 and the Final Remarketing, not

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later than 7 nor more than 15 days prior to the Reset Announcement Date, and
(ii) in the case of any Additional Remarketing, as soon as practical after the Depositary has been notified of such Additional Remarketing by the Remarketing Agent, that the Depositary notify the Holders of the Notes of the Reset Announcement Date. The Remarketing Agent shall request (i) in the case of the first Initial Remarketing on the third Business Day immediately preceding May 17, 2004 and the Final Remarketing, request, not later than 15 nor more than 30 calendar days prior to any such remarketing date, and (ii) in the case of any Additional Remarketing as soon as practical after the Depositary has been notified of such Additional Remarketing by the Depositor, that the Depositary notify the Holders of the Notes of such Remarketing.

            (b) Under Section 5.02 of the Warrant Agreement, Notes that constitute components of Equity Units will be remarketed as provided therein and in this Section 8. Instead of participating in the first Initial Remarketing, Holders of Notes can deliver the Treasury Portfolio to the Remarketing Agent or its designated entity prior to or on the fifth Business Day preceding August 17, 2004. Instead of participating in an Additional Remarketing, Holders of Notes can notify the Warrant Agent on or prior to the fifth Business Day immediately preceding August 17, 2004, of their intention to deliver the Treasury Portfolio to the Remarketing Agent or its designated entity prior to the fourth Business Day preceding August 17, 2004. Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding any such Initial Remarketing Date, but no earlier than the interest payment date immediately preceding such Remarketing Date, each Holder of Notes not constituting components of Equity Units may elect to have the Notes held by such Holder remarketed. Holders of Notes that are not components of Equity Units shall give notice of their election to have such Notes remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the Business Day immediately preceding any Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Pursuant to Section 5.02 of the Warrant Agreement, upon written request by the Company made two Business Days prior thereto, the Warrant Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding any Initial Remarketing Date, the Remarketing Agent and the Company, as the case may be, of the aggregate principal amount of Notes (that are components of Equity Units) to be remarketed. Pursuant to Section 5.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent and the Depositor of the aggregate principal amount of Notes (that are not components of Equity Units) to be remarketed. The Notes constituting components of the Equity Units shall be deemed tendered, notwithstanding any failure by the holder of such Equity Units to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

            (c) The right of each Holder to have Notes tendered for purchase shall be limited to the extent that: (i) the Remarketing Agent conducts an Initial Remarketing pursuant to the terms of the Remarketing Agreement and Warrant Agreement, (ii) Notes tendered have not been called for redemption,
(iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is not less than 100% of the Treasury Portfolio Purchase Price and (iv) such purchaser or purchasers deliver the purchase price therefore to the Remarketing Agent as and when required. The Holders of Notes that are remarketed in a Successful Initial Remarketing shall be deemed to have agreed that the remarketing fee specified in Section 5.03(b) of the Warrant Agreement shall be deducted from the proceeds of the remarketing.

            (d) On the Initial Remarketing Date, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.25% of the Treasury Portfolio Purchase Price.

            (e) If there are no Equity Units outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

            (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 p.m., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

            (g) If, by 4:00 p.m., New York City time, on the Initial Remarketing Date, a Failed Initial Remarketing has occurred, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent shall so advise by telephone the Company, the Collateral Agent and the Warrant Agent.

            (h) By approximately 4:30 p.m., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent and the Reset Agent shall, pursuant to the terms of the Remarketing Agreement advise, by telephone (i) the Company, the Collateral Agent and the Warrant Agent of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing,
(ii) each purchaser (or the Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser of the Notes to give instructions to its Participant to pay the purchase price on the Reset Effective Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

            (i) In accordance with the Depositary's normal procedures, on the Reset Effective Date, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Depositary, and the accounts of the respective Participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

            (j) If any Holder selling Notes in the Initial Remarketing fails to deliver such Notes, the Depositary Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Participant, and delivery of such lesser number of Notes shall constitute good delivery.

            (k) The Remarketing Agent is not obligated to purchase any Notes in the Initial Remarketing or otherwise. None of the Trustee, the Depositary or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Notes for remarketing.

            (l) The tender and settlement procedures set forth in this Section 8.1, including provisions for payment by purchasers of Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing or if any Notes are then held in certificated form, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event be below the initial interest rate payable for the Notes and in no event exceed the maximum rate, if any, permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes.

            8.2 FINAL REMARKETING PROCEDURES.

            (a) If no Successful Initial Remarketing has occurred, then, not later than 5:00 p.m., New York City time, on the second Business Day immediately preceding the Final Remarketing Date, but no earlier than the Interest Payment Date immediately preceding August 17, 2004, the Notes will be Remarketed, except for Notes of Holders who have notified the Warrant Agent prior to the fifth Business Day preceding August 17, 2004 of their intention to make Cash Settlement of their related Purchase Contracts. Under Section 5.03 of the Warrant Agreement, Holders of Equity Units that do not give notice of their intention to make Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Equity Units. Holders of Notes that are not components of Equity Units shall give notice of their election to have such Notes remarketed pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Final Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Pursuant to Section 5.03 of the Warrant Agreement, the Warrant Agent shall notify, by 11:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent, the Collateral Agent, the Indenture Trustee and the Company of the aggregate principal amount of Notes (that are components of Equity Units) to be remarketed. Pursuant to Section 5.6(c) of the Pledge Agreement, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Notes (that are not components of Equity Units) to be remarketed.

            (b) If any Holder of Equity Units does not give notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in Section 8.2(a), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

            (c) The right of each Holder to have Notes tendered for purchase shall be limited to the extent that: (i) the Remarketing Agent conducts a Final Remarketing pursuant to the terms of the Remarketing Agreement and the Warrant Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the principal amount thereof and (iv) such purchaser or purchasers deliver the purchase amount therefore to the Remarketing

Agent as and when required. The Holders of Notes that are remarketed in a Successful Final Remarketing agree that the remarketing fee set forth in 5.03(b) of the Warrant Agreement shall be deducted from the proceeds of the remarketing.

            (d) If no Successful Initial Remarketing has occurred, on the Final Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.25% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

            (e) If there are no Equity Units outstanding, none of the Holders elect or are deemed to have elected to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Final Remarketing Date.

            (f) On the Final Remarketing Date, the Reset Agent shall, pursuant to the terms of the Remarketing Agreement, determine the Reset Rate.

            (g) If by 4:00 p.m., New York City time, on the Final Remarketing Date, a Failed Final Remarketing has occurred, the Remarketing Agent shall, pursuant to the terms of the Remarketing Agreement, so advise by telephone the Company, the Trustee, the Collateral Agent and the Warrant Agent and the Reset Rate shall be determined pursuant to Section 5.03.A. of the Warrant Agreement.

            (h) By approximately 4:30 p.m., New York City time, on the Final Remarketing Date, the Remarketing Agent and the Reset Agent shall, pursuant to the terms of the Remarketing Agreement, advise by telephone (i) the Depositary, the Trustee, the Collateral Agent and the Warrant Agent, of the Reset Rate determined in the Final Remarketing and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes sold in the Final Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and, provided that there has not been a Failed Final Remarketing, the aggregate principal amount of Notes such purchaser is to purchase and (iii) provided that there has not been a Failed Final Remarketing, each purchaser of the Notes to give instructions to its Depositary Participant to pay the purchase price on the Warrant Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Depositary.

            (i) In accordance with the Depositary's normal procedures, on the Reset Effective Date, the transactions described above with respect to each Note tendered for purchase and sold in the Final Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Notes delivered by book-entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

            (j) If any Holder selling Notes in the Final Remarketing fails to deliver such Notes, the Depository Participant of such selling Holder and of any other Person that was to have purchased Notes in the Final Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Depository Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

            (k) The Remarketing Agent is not obligated to purchase any Notes in the Final Remarketing or otherwise. None of the Trustee, or the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

            (l) The tender and settlement procedures set forth in this Section 8.2, including provisions for payment by purchasers of Notes in the Final Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depository or if the book-entry system is no longer available for the Notes at the time of the Final Remarketing or if any Notes are then held in certificated form, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event be below the initial interest rate payable for the Notes and in no event exceed the maximum rate, if any, permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes.

            SECTION 9. MISCELLANEOUS.

            9.1 RATIFICATION OF INDENTURE. The Indenture, as supplemented by Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

            9.2 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

            9.3 COUNTERPARTS. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

            9.4 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the date first above written.

                                    CITIZENS COMMUNICATIONS COMPANY, as
                                      Issuer

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK, as Trustee

                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

                         Citizens Communications Company

_____%                                                           NOTE DUE 2006


NO. ____                                          [CUSIP No. ________________]


ORIGINAL ISSUE DATE: ____________________

$______________



           CITIZENS COMMUNICATIONS COMPANY, a corporation duly organized and existing under the laws of Delaware (hereinafter referred to as the "Company") for value received, hereby promises to pay, to _________________________________________, or registered assigns, the principal sum of _____________________________ (__________________) on __________________,
2006, and to pay interest thereon from June ___, 2001, quarterly, on February 17, May 17, August 17 and November 17 in each year, commencing August 17, 2001, initially at the rate of ________% per annum through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of ____% through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until _____, 2006. Interest will be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the day (whether or not a Business
Day), next preceding such interest payment date. Any such interest not so punctually paid will forthwith cease to be payable to the holder on such regular record date and may either be paid to the Person in whose name this Note or one or more predecessor Notes is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debt; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register maintained by the Company.

            This Note is, to the extent provided in the Indenture, unsecured and will rank in right of payment on a parity with all other unsecured obligations of the Company.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:      June ___, 2001          CITIZENS COMMUNICATIONS COMPANY



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                       (SEAL)

                        CERTIFICATE OF AUTHENTICATION OF
                                     TRUSTEE

            This is one of the Notes referred to in the within mentioned Indenture.

                                    By:   THE CHASE MANHATTAN BANK, as
                                          Trustee

                                          By:
                                             -----------------------------------
                                                Authorized Officer





            Dated:      June ____, 2001

                                [REVERSE OF NOTE]

                         CITIZENS COMMUNICATIONS COMPANY

                            Note due _________, 2006

            This security is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under the Indenture, dated as of May 23, 2001, as amended and supplemented by the Second Supplemental Indenture, dated as of June ___, 2001 (as so amended and supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This security is one of the series designated on the face hereof, limited in aggregate principal amount of up to $______________________ (or $____ if the over-allotment option granted by the Company in the underwriting agreement related to the Notes is exercised in full).

            Principal of the Notes is payable on August 17, 2006 (the "Stated Maturity"), subject to the provisions of the Indenture respecting acceleration. The Notes will not be redeemable prior to their Stated Maturity except upon the occurrence of a Tax Event as described below.

            If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

            The Notes shall bear interest initially at a rate of _________% per annum through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of ____% through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until ____, 2006.

            The Notes shall not be entitled to any sinking fund.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture restricts the ability of the Company to make certain restricted payments or to merge or consolidate with another company or sell, lease or convey all or substantially all of the Company's assets. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of each series at the time, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All terms used in this Note which are defined in the Indenture or the Warrant Agreement, as the case may be, shall have the meanings assigned to them in the Indenture or the Warrant Agreement, as the case may be.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common     UNIF GIFT MIN ACT-- ________ Custodian _____
                                                       (Cust)            (Minor)



TEN ENT-- as tenants by the entireties        under Uniform Gifts to Minors
                                                          Act__________
                                                              (State)
JT TEN-- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
                                        ----------------------------------------

                                        ----------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within instrument in every particular
                                         without alteration or enlargement, or
                                         any change whatever.

                                             Signature Guarantee:


                     SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            [This allonge is attached to and made a part of the Note, dated ________________, 2001, in the principal amount of $________________ made by the
Company to the order of The Chase Manhattan Bank, as Warrant Agent under the Warrant Agreement, dated as of ______________, 2001, between Citizens Communications Company and The Chase Manhattan Bank, as Warrant Agent.

Pay to the order of The Bank of New York, as Collateral Agent.


Dated:  ________________,                       The Chase Manhattan Bank, as
                                                Warrant Agent

                                                By:
                                                   -----------------------------
                                                      Authorized Signatory]

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES
                               AND PLEDGED NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

        THE FOLLOWING INCREASES OR DECREASES IN THE [GLOBAL CERTIFICATE]
                         [PLEDGED NOTE] HAVE BEEN MADE:


---------------------------------------------------------------------------------------------------------------

                   AMOUNT OF DECREASE    AMOUNT OF INCREASE IN    PRINCIPAL AMOUNT OF
                   IN PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF     2006 NOTE EVIDENCED
                      OF 2006 NOTE        2006 NOTE EVIDENCED       BY THE [GLOBAL
                    EVIDENCED BY THE         BY THE [GLOBAL          CERTIFICATE]           SIGNATURE OF
                  [GLOBAL CERTIFICATE]        CERTIFICATE]          [PLEDGED NOTE]       AUTHORIZED OFFICER
                     [PLEDGED NOTE]          [PLEDGED NOTE]         FOLLOWING SUCH          OF TRUSTEE OR
  DATE                                                           DECREASE OR INCREASE      CUSTODIAL AGENT

---------------------------------------------------------------------------------------------------------------




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